SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2006 (January 26, 2006)

Market Central, Inc.

Delaware	0-22969	59-3562953
(State or other jurisdiction of incorporation)	(Commission File ID No.)	(IRS Employer No.)

6701 Carmel Road
Suite 205
Charlotte, NC 28226
(Address of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On January 26, 2006, Market Central, Inc. (d.b.a Scientigo, Inc.) issued a press release announcing that it has entered into a joint development, sales and marketing agreement with FatWire Software, a leading provider of content management solutions for deploying Web sites and content-centric applications. Under the terms of the agreement, the companies will jointly integrate Scientigo’s patented tigo|search™ technology with FatWire’s flagship product, Content Server. In addition, the companies will jointly market, sell, and support the integrated solution to FatWire’s established base of over 450 customers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 27, 2006, Market Central, Inc. (d.b.a Scientigo, Inc.) issued a press release announcing the availability of next-generation document processing and data management capabilities, after months of cooperative development with Ribstone Systems. The partnership between Ribstone Systems and Scientigo, established in September 2005, and the combination of these well established technologies has resulted in an array of capabilities which will revolutionize the document workflow for law firms and other industries that depend on processing large volumes and different types of unstructured printed and electronic documents. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

99.1    Press Release on the agreement with FatWire Software.

99.2    Press Release on the availability of next-generation document processing and data management capabilities developed with Ribstone Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Market Central, Inc. (Registrant)

Dated: January 27, 2006	By:	/s/ Clifford Clark
Clifford Clark, Chief Financial Officer